EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT



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                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary                                   Ownership    State of Incorporation
----------                                   ---------    ----------------------

First Federal Savings & Loan Association       100%               Federal
of Edwardsville